                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         SHURGARD STORAGE CENTERS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                     1201 3rd Avenue, Suite 2200
                                                     Seattle, Washington 98101
                                                     Phone 206-624-8100
                                                     Fax 206-624-1645
[SHURGARD LOGO]

                                                     April 28, 1997

Dear Fellow Shareholders,

     We are proposing to reincorporate Shurgard Storage Centers, Inc. in Washington in order to save approximately $150,000 per year in franchise fees charged by Delaware. In order to accomplish this, we intend to merge the current Company with a newly-created Washington corporation. The proxy statement describing the proposal was sent to you on March 31, 1997 in connection with our annual shareholders meeting scheduled for May 13, 1997.

     Enclosed please find the Plan of Merger and Articles of Incorporation for the new proposed Washington Corporation, which were summarized in the original proxy statement and referred to therein as Exhibits A and B.

     Your vote is important. Please review the enclosed material, the proxy statement previously sent to you, and return the enclosed proxy promptly. If you have already voted, you do not need to vote again unless you wish to change your vote.

     Thank you for your continued support.

                                          Sincerely,

                                          /s/ CHARLES K. BARBO
                                          ------------------------------
                                          Charles K. Barbo
                                          Chairman, President and
                                          Chief Executive Officer

                                                                       Exhibit A

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                        SHURGARD WASHINGTON CORPORATION

                                      AND

                         SHURGARD STORAGE CENTERS, INC.

         This Agreement and Plan of Merger (this "Agreement") is entered into this ___ day of May, 1997, by and between Shurgard Washington Corporation, a Washington corporation (the "Surviving Corporation"), and Shurgard Storage Centers, Inc., a Delaware corporation ("Shurgard"). The Surviving Corporation and Shurgard are sometimes referred to jointly as the "Constituent Corporations."

                                    RECITALS

         A. Each of the Constituent Corporations is a corporation organized and existing under the laws of its respective state as indicated in the first paragraph of this Agreement.

         B. The shareholders and directors of each of the Constituent Corporations have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective shareholders that Shurgard be merged into the Surviving Corporation pursuant to the provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington and the Delaware General Corporation Law (the "Merger").

                                   AGREEMENT

         NOW, THEREFORE, in accordance with the laws of the states of Washington and Delaware, the Constituent Corporations agreed that, subject to the following terms and conditions, (i) Shurgard shall be merged into the Surviving Corporation, (ii) the Surviving Corporation shall continue to be governed by the laws of the state of Washington, and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

1.       ARTICLES OF SURVIVING CORPORATION

         The Articles of Incorporation of the Surviving Corporation as in effect prior to the Effective Time of the Merger shall constitute the "Articles" of the Surviving Corporation within the meaning of Section 23B.01.400(1) of the Washington business

Corporation Act and Section 104 of the Delaware General Corporation Law, except that Article I of the Articles of Incorporation of the Surviving Corporation is hereby amended in its entirety to read as follows:

                               "ARTICLE 1.  NAME

         The name of the corporation is Shurgard Storage Centers, Inc."

2.       APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

         Pursuant to Section 252(d) of the Delaware General Corporation Law, the Surviving Corporation irrevocably appoints the Delaware Secretary of State to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of any Constituent Corporation as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger. The Delaware Secretary of State shall mail a copy of such process to Shurgard Storage Centers, Inc., Attn: Legal Department, 1201 Third Avenue, 22nd Floor, Seattle, Washington 98101.

3.       CONVERSION OF SHARES

         3.1 SHURGARD SHARES. All the Effective Time of the Merger each outstanding share of the common stock of Shurgard shall automatically convert to one share of Shurgard Washington Corporation. It will not be necessary for stockholders of Shurgard to exchange their existing stock certificates for stock certificates of the Surviving Corporation.

         3.2 SURVIVING CORPORATION SHARES. At the Effective Time of the Merger each outstanding share of the common stock of the Surviving Corporation shall be automatically canceled and returned to the status of authorized but unissued shares.

4.       BYLAWS

         The Bylaws of the Surviving Corporation shall be the governing Bylaws.

5.       DIRECTORS AND OFFICERS

         The directors and officers of Shurgard shall be the directors and officers of the Surviving Corporation.

6.       EFFECT OF THE MERGER

         The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger: the separate existence of Shurgard shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Constituent Corporations; all obligations belonging to or due either of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against either of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

         If at any time after the Effective Time of the Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporation last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things necessary or proper to vest, perfect or confirm title to such property, rights, privileges, powers and title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

7.       EFFECTIVE TIME OF THE MERGER

         As used in this Agreement, the "Effective Time of the Merger" shall mean the time as which executed counterparts of this Agreement or conformed copies thereof, together with duly executed Certificates or Articles of Merger have been duly filed by the Constituent Corporations in the office of the Washington Secretary of State pursuant to Section 23B.11.050 of the Washington Business Corporation Act and the Office of the Delaware Secretary of State pursuant to Section 252 of the Delaware General Corporation Law or at such time thereafter as is provided in such Certificates or Articles of Merger.

8.       TERMINATION

         This Agreement may be terminated and the Merger abandoned by mutual consent of the directors of the Constituent Corporations at any time prior to the Effective Time of the Merger.

9.       NO THIRD-PARTY BENEFICIARIES

         Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Merger to be executed as of the date first above written.




                                              SHURGARD WASHINGTON CORPORATION,
                                              a Washington corporation

                                              By_______________________________
                                                Charles K. Barbo, President
ATTEST:


_______________________________________
Harrell L. Beck, Senior Vice President,
Chief Financial Officer and Treasurer


                                              SHURGARD STORAGE CENTERS, INC.,
                                              a Delaware corporation


                                              By_______________________________
                                              Charles K. Barbo, Chairman of the
                                              Board, President and Chief
                                              Executive Officer
ATTEST:


_______________________________________
Harrell L. Beck, Senior Vice President,
Chief Financial Officer and Treasurer

                                                                      Exhibit B


                           ARTICLES OF INCORPORATION

                                       OF

                        SHURGARD WASHINGTON CORPORATION



         The undersigned, as incorporator of a corporation under the Washington Business Corporation Act, adopts the following Articles of Incorporation:

                                ARTICLE 1.  NAME

         The name of this corporation is Shurgard Washington Corporation.

                               ARTICLE 2.  SHARES

         This corporation shall have authority to issue classes of shares of common stock and series of shares of preferred stock as follows:

2.1      AUTHORIZED SHARES

         The total authorized stock of this corporation shall consist of 120,000,000 shares of Class A common stock having a par value of $0.001 per share, 500,000 shares of Class B common stock having a par value of $0.001 per share, 160,000,000 shares of Excess Stock having a par value of $0.001 per share and 40,000,000 shares of preferred stock having a par value of $0.001 per share.

2.2      PREFERRED STOCK

         (a) Issuance of Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

         (b) Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock are cumulative and if dividends have not been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

         (c) Redemption. The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

         (d) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

         (e) Conversion. Shares of Preferred Stock may be convertible into Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

         (f) Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

2.3      DIFFERENTIATION OF RIGHTS

         Class B common stock shall be distinguished from Class A common stock only in that the holders of Class B common stock have received an interest-free loan (the "Loan") from the corporation in an amount equal to their aggregate required capital contributions to eleven publicly-held partnerships (collectively, the "Partnerships," individually, a "Partnership") upon the acquisition of substantially all of the assets of the Partnerships by this corporation as part of the consolidation on March 1, 1994 of 17 publicly-held partnerships. That portion of the Loan attributable to the required capital contributions by the holders of Class B common stock to a particular Partnership shall be due 15 years after the relevant Partnership commenced the initial public offering of its limited partnership interests and shall be secured by a pledge of the shares of Class B common stock received by the holders from that Partnership. In all other respects, Class B common stock shall have the same rights, privileges, and power as Class A common stock.

2.4      CONVERSION OF CLASS B COMMON STOCK INTO CLASS A COMMON STOCK

         (a) Conversion of Stock. The holders of Class B common stock shall have the right, at their option, to convert each share of Class B common stock into one share of Class A common stock at any time, and from time to time, as set forth herein. The conversion right granted by this Section may be exercised by the holders of Class B common stock, in whole or in part, by the surrender of the certificates representing such Class B common stock at the principal office of the corporation (or at such other place as the corporation may designate in a written notice sent to each holder by first-class mail, postage prepaid, at such holder's address shown on the books of the corporation) against delivery of an equal number of whole shares of Class A common stock; provided, however, that, at any point in time, the number of shares of Class B common stock pledged that may be converted may not exceed the excess of (i) that number obtained by multiplying the number of shares of Class B common stock originally issued to the holder and pledged to secure the Loan by a fraction the numerator of which is the aggregate principal amount of the Loan made by the corporation to the holder which has been repaid at the time of such conversion and the denominator of which is the aggregate principal amount of advances made under the Loan over (ii) the number of shares of pledged Class B common stock that were previously converted by the holder. Each stock certificate surrendered for conversion shall be endorsed by the holder. In the event of any exercise of the conversion right granted by this Section, (A) certificates for the shares of Class A common stock acquired by virtue of such exercise shall be delivered to such holder forthwith, and (B) unless the shares of Class B common stock represented by the certificate surrendered by the holder have been fully converted, a new certificate representing the Class B common stock not so converted shall also be delivered to such holder forthwith. Certificates for the shares of Class A common stock so acquired shall be dated the date of such surrender and the holder making such surrender shall be deemed for all purposes to be the holder of the shares of Class A common stock so acquired as of the date of such surrender.

         (b) Stock Fully Paid; Reservation of Shares. All shares of Class A common stock which may be issued upon conversion will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which conversion may occur, the corporation will at all times have authorized, and reserved for the purpose of issuance upon conversion, a sufficient number of shares of Class A common stock to provide for the conversion of all shares of Class B common stock outstanding from time to time.

         (c) Adjustment of Conversion Prices and Number of Shares. The number of shares of Class A common stock issuable upon conversion of the Class B common stock shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                 (1) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding Class A common stock issuable upon conversion (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the corporation with or into another corporation (other than a merger with another corporation in which this corporation is the surviving corporation and which does not result in any reclassification or change--other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination--of outstanding Class A common stock issuable upon conversion) the rights of the holders of the Class B common stock shall be adjusted in the manner described below:

                 (i) In the event that the corporation is the surviving corporation, each share of Class B common stock shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon conversion the holder of shares of Class B common stock being converted shall procure, in lieu of each share of Class A common stock theretofore issuable upon conversion, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of one share of Class A common stock issuable upon conversion had conversion occurred immediately prior to such reclassification, change, consolidation or merger. The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

                 (ii) In the event that the corporation is not the surviving corporation, the surviving corporation shall, without payment of any additional consideration therefor, issue a new class of common stock to the holders of Class B common stock, providing that upon conversion thereof, the holder thereof shall procure in lieu of each share of stock issuable upon conversion of shares of such new class of common stock, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of one share of Class A common stock issuable upon conversion of shares of Class B common stock had such conversion occurred immediately prior to such reclassification, change, consolidation or merger. The provisions of this clause (ii) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

                 (2) Subdivision or Combination of Shares. If the corporation, at any time while any of the Class B common stock is outstanding, shall subdivide or combine its Class A common stock, the conversion ratio for the Class B common stock shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if the corporation shall take a record of holders of its Class A common stock for the purpose of a subdivision, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as at the effective date of such combination or, if the corporation shall take a record of holders of its Class A common stock for the purpose of so combining, as at such record date, whichever is earlier.

                 (3) Other Action Affecting Common. In case after the date hereof the corporation shall take any action affecting its common stock, other than an action described in any of the foregoing paragraphs which, in the opinion of the Board of Directors, would have a materially adverse effect upon the conversion right of the holders of Class B common stock, the conversion ratio for the Class B common stock shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

         (d) Notice of Adjustments. Whenever any conversion ratio shall be adjusted pursuant to Section 2.4(c), the corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and such conversion ratio after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first-class mail, postage prepaid) to each holder of the Class B common stock at its address shown on the books of the corporation. The corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

         (e) Fractional Shares. No fractional shares of Class A common stock shall be issued in connection with any conversion of Class B common stock, but in lieu of such fractional shares, the corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the current market price then in effect for the Class A common stock.

         (f) When, as a result of the conversion of the shares of Class B common stock into shares of Class A common stock, no such shares of Class B common stock remain outstanding, the Board of Directors may, at its discretion and without a vote of shareholders of this corporation, cause the modification of these Articles of Incorporation to delete Sections 2.3 and 2.4 hereof by providing for the filing of the applicable amendment or restatement to these Articles of Incorporation.

2.5      REDEMPTION AND STOP TRANSFER FOR REIT QUALIFICATION

         (a) Definitions. Whenever used in this Section 2.5, the terms defined below shall have the following respective meanings:

                 (1) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

                 (2) "Owner, owns or ownership" shall mean that a Person (as defined below) is the owner of such shares for purposes of Subchapter M
Part II of the Code, including ownership provisions of Code Section 542 and 544.

                 (3) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts, estates or other entities and governmental agencies and political subdivisions thereof.

                 (4) "REIT" shall mean a real estate investment trust as defined in Sections 856 through 860 of the Code.

                 (5) "Ownership Limit" shall mean nine and eight-tenths percent (9.8%) of the total outstanding common stock of the corporation; provided, however, that the Board of Directors may increase such percentage in accordance with the procedures prescribed in Section 2.5(b) for certain Persons, in which event the Ownership Limit for such Persons shall be the percentage interest established at the time the Board of Directors approved the Persons' acquisition.

         (b) Redemption Provision. If, at any time, (i) five or fewer Persons shall be or become the Owners of more than fifty percent (50%) of the total outstanding shares of common stock of the corporation, (ii) a Person shall be or become an Owner of total outstanding shares of common stock of the corporation in excess of the Ownership Limit, or (iii) the Board of Directors shall in good faith be of the opinion that Ownership of the outstanding shares of common stock of the corporation has or may become concentrated to an extent that may prevent the corporation from qualifying as a REIT, then the Board of Directors shall have the power:

                 (1) With respect to any Ownership or proposed transfer or acquisition of outstanding shares in excess of the Ownership Limit, to refuse to permit or give effect to such transfer or acquisition, to take any action to void any such transfer or acquisition or to cause it not to occur, and/or to call for redemption the number of shares of common stock of the corporation sufficient to cause such Person's Ownership not to exceed the Ownership Limit, and

                 (2) With respect to subparagraphs (i) and (iii) above, by lot or other means deemed equitable by it, to prevent the transfer or acquisition of and/or, to the fullest extent permitted by law, to call for redemption of a number of shares of common stock of the corporation sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect Ownership thereof in order to permit the corporation to qualify, or to continue its qualification as a REIT under the provisions of the Code.

         Any class or series of preferred stock may be subject to such stop transfer and/or call for redemption if so stated in the resolutions providing for the issuance of such preferred stock. The redemption price to be paid for the shares of the corporation so called for redemption, on the date fixed for redemption (which date shall be the date the corporation designates as the date for redemption), shall be the closing price of such shares on the national stock exchange or national market system on which such shares are listed or admitted to trading or, if no such closing price is available, as determined in good faith by the Board of Directors. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of the corporation so called for redemption shall cease to be entitled to any distributions, voting rights or other benefits with respect to such shares of the Corporation, other than the right to payment of the redemption price determined as set forth herein.

         At any time a corporate investor desiring to be exempted from the restriction that its stock ownership may not exceed the Ownership Limit may, in writing, petition the Board of Directors for approval to acquire, or to continue to hold, shares of common stock in excess of the Ownership Limit. The Board of Directors shall grant such written request unless it determines in good faith that the acquisition or ownership of such shares of common stock may jeopardize the corporation's qualification as a REIT under existing federal tax laws and regulations. Notwithstanding the foregoing, nothing contained herein shall be deemed to obligate the Board of Directors to approve a request to adjust the Ownership Limit as to any corporate investor if the Board of Directors believes, based upon advice from legal counsel, that the granting of such request would cause the Board of Directors to breach its fiduciary duties to the shareholders.

         (c) Notification of Certain Transfers. Any Person intending to acquire shares of common stock in excess of the Ownership Limit shall give written notice to this corporation of the proposed or actual transaction no later than the date upon which such transaction occurs and shall timely furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Directors to evaluate or to protect against any adverse effect of the transfer. If, in the opinion of the Board of Directors, which shall be conclusive upon all parties, any such transfer or acquisition has taken place or is proposed to occur, the Board of Directors shall have the power to act in accordance with subparagraph (b)(1) above.

         (d) Conversion into Excess Stock. If, despite the other provisions of this Section 2.5 and before applying this subparagraph (d), at any time a Person shall be or become an Owner of shares of common stock of this corporation in excess of the Ownership Limit, those shares of common stock most recently acquired by such Person which are in the excess of the Ownership Limit, including shares deemed owned through attribution, shall be deemed to be automatically exchanged without notice, for an equal amount of shares of Excess Stock. Excess Stock shall have the following characteristics:

                 (1) Owners of Excess Stock shall not be entitled to exercise any voting rights with respect to such Excess Stock;

                 (2) Excess Stock shall be treated as issued and outstanding shares of this corporation; provided that Excess Stock shall not be deemed to be outstanding for the purpose of determining a quorum at any annual meeting or special meeting of shareholders; and

                 (3) Holders of shares of Excess Stock shall not be entitled to receive any dividends with respect to their shares of Excess Stock. Any dividends paid before the corporation's discovery that shares of common stock have been exchanged for Excess Stock shall be repaid to this corporation.

         Each Person who becomes the Owner of Excess Stock is obliged immediately to give, or cause to be given, written notice thereof to this corporation and to give to this corporation such other information as this corporation may reasonably require of such Person (i) with respect to identifying all Owners and the amount of outstanding Shares held directly or by attribution by such Person and (ii) such other information as may be necessary to determine this corporation's status as a real estate investment trust under the Code.

         (e) Right to Purchase Excess Stock. Excess Stock shall be deemed to have been offered for sale to this corporation or its designee for a period of 120 days from the later of (i) the date of the transfer of shares which caused the exchange of Shares of Common Stock creating Excess Stock, if this corporation has actual knowledge that such transfer created Excess Stock, or
(ii) if this corporation did not receive notice of the event pursuant to
Section 2.5(d) above, the date on which the Board of Directors decides in good faith that a prior event resulted in an exchange that created shares of Excess Stock (the "Offer Period"). The price for such Excess Stock shall be the lesser of (i) either the price per share paid by the Owner of the shares of common stock that were acquired in excess of the Ownership Limit, or if no price was paid, as would be the case if the shares were acquired by gift, or devise, the fair market value of the shares on the date of acquisition as determined in good faith by the Board of Directors, or (ii) the fair market value of the shares of common stock that were exchanged for shares of Excess Stock as determined by the closing price on the national stock exchange or market on which such shares are listed on the date the corporation or its designee elects to purchase the shares under this right or, if no closing price is listed, as determined in good faith by the Board of Directors.

         This corporation may accept the deemed offer to sell Excess Stock by mailing by registered mail (return receipt requested) a written notice to the record holder of Excess Stock at the address appearing on this corporation's stock transfer records stating this corporation's acceptance of the offer within the Offer Period. Payment for Excess Stock, which may be made by check, shall be made within 30 days after receipt from the holder of Excess Stock of certificates, duly endorsed or accompanied by executed stock powers representing the shares, or a form of affidavit of loss and indemnity in a form acceptable to this corporation stating the shares have been lost, stolen or destroyed. Alternatively, in the Board of





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

Directors' discretion, this corporation may acquire and sell or cause the holder to sell the Excess Stock on the national stock exchange or market on which the shares are listed and apply the proceeds of such sale to pay the holder for such Excess Stock. After notice has been sent, Excess Stock shall have no further rights beyond the right to receive payment, without interest, pursuant to this Section 2.5(e).

         Upon completion of a purchase of shares of Excess Stock under this
Section 2.5(e) by a designee in the hands of which the shares would not otherwise constitute Excess Stock, the shares of Excess Stock purchased shall be automatically exchanged back into an equal number of shares of common stock and record ownership of the shares shall be transferred to designee.

         (f) Invalid Determination. If any provision of this Section 2.5 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

         (g)     Preservation of REIT Status.  Nothing contained in this
Section 2.5 shall limit the authority of the Board of Directors to take such other action as they deem necessary or advisable to protect the corporation and the interests of the shareholders by preservation of the corporation's status as a REIT under the Code.

         (h) Amendment. Notwithstanding anything contained in these Articles of Incorporation to the contrary, this Section 2.5 or any provision hereof shall not be altered, amended or repealed except in accordance with
Article 9; provided, however, if in connection with an offering of shares (whether common or preferred stock) by the corporation any state refuses to permit such offering to be made in such state because of the power of redemption conferred upon the Board of Directors by this Section 2.5, the Board of Directors shall have the authority (but is not obligated), without requiring shareholder approval, to amend this Section 2.5 to reduce or eliminate all or any portion of such restrictions to be made in the objecting state. If the Board of Directors amends this Section 2.5, it shall mail, within thirty (30) days of the effective date of such amendment, notice to all shareholders of record on the effective date of such amendment, setting forth the nature of the amendment.

         (i) Legend on Shares. All certificates for shares of common stock and all shares of any preferred stock subject to these restrictions shall bear a conspicuous legend describing the restrictions set forth in this Section 2.5 and stating that by acquiring the shares represented by the certificate the Owner consents to such restrictions and requirements, including without limitation, the non dividend-paying characteristic of Excess Shares and the Owner's obligation, under certain circumstances, to return to the corporation any distributions made by the corporation to the Owner.

                    ARTICLE 3.  REGISTERED OFFICE AND AGENT

         The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:

                                  Harrell L. Beck
                                  1201 Third Avenue, 22nd Floor
                                  Seattle, Washington  98101-3099

                            ARTICLE 4.  INCORPORATOR

         The name and address of the incorporator are as follows:

                                  Shurgard Storage Centers, Inc.
                                  1201 Third Avenue, 22nd Floor
                                  Seattle, Washington  98101-3099

                         ARTICLE 5.  PREEMPTIVE RIGHTS

         No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                         ARTICLE 6.  CUMULATIVE VOTING

         The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                             ARTICLE 7.  DIRECTORS

         The Board of Directors shall be composed of not fewer than three nor more than nine Directors, the specific number to be set by resolution of the Board of Directors; provided that the Board of Directors may be less than three until vacancies are filled. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Board of Directors shall be divided into three classes, with the classes to be as equal in number as may be possible.

         At each annual meeting of shareholders, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Unless a Director dies, resigns or is removed, he or she will hold office for the term elected or until his or her successor is elected and qualified, whichever is later. Directors may be removed only for cause. Directors need not be shareholders of this corporation or residents of the State of Delaware. Written ballots are not required in the election of Directors.

         Notwithstanding anything to the contrary in Article 9, any amendment or modification of this Article 7 shall require the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote at an election of Directors; provided, however, that the number of Directors may be increased above nine by the affirmative vote of two-thirds of the Continuing Directors then in office. "Continuing Directors" means the Directors who are members of the Board of Directors immediately following the formation of this corporation and each new Director nominated or elected by a majority of the Continuing Directors.

                               ARTICLE 8.  BYLAWS

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

              ARTICLE 9.  AMENDMENTS TO ARTICLES OF INCORPORATION

         This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation. To the fullest extent permitted by law, the shareholders of this corporation shall have the nonexclusive right to propose the amendment or repeal, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, voting as a class, of any of the provisions contained in these Articles of Incorporation without concurrence or other action by the Board of Directors.

         ARTICLE 10.  MERGER, SHARE EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         A merger, share exchange, sale of all or substantially all of the corporation's assets, or dissolution must be approved by the affirmative vote of holders of a majority of the outstanding shares entitled to vote thereon, or, if separate voting by voting groups is required, then by not less than the affirmative vote of the holders of a majority of the outstanding shares entitled to be cast by that voting group. To the fullest extent permitted by law, the shareholders of this corporation shall have the right to propose the conveyance of all or substantially all of the assets of this corporation or the dissolution of this corporation, by the affirmative vote of holders of a majority of the outstanding shares entitled to vote thereon, voting as a class, without concurrence or other action by the Board of Directors.

                 ARTICLE 11.  LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

             ARTICLE 12.  ACTION BY SHAREHOLDERS WITHOUT A MEETING

         Any action which could be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                      ARTICLE 13.  NEW YORK STOCK EXCHANGE

         Nothing in these Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

         Dated:  _____________________




                                        _______________________________________
                                        Harrell L. Beck,
                                        Senior Vice President
                                        Shurgard Storage Centers, Inc.,
                                        Incorporator

                   CONSENT TO APPOINTMENT AS REGISTERED AGENT



         I, Harrell L. Beck, hereby consent to serve as registered agent, in the State of Washington, for the following corporation: Shurgard Washington Corporation. I understand that as agent for the corporation, it will be my responsibility to accept Service of Process in the name of the corporation; to forward all mail and license renewals to the appropriate officer(s) of the corporation; and to immediately notify the Office of the Secretary of State of my resignation or of any changes in the address of the registered office of the corporation for which I am agent.



Date: _______________
                                         ______________________________________
                                                        (Signature)

                                         Harrell L. Beck
                                         1201 Third Avenue, 22nd Floor
                                         Seattle, Washington  98101-3099
                                         (Name and Address of Registered Agent)



















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